UNITED BREWERIES (HOLDINGS) LIMITED

March 2, 2012

Hawsons Chartered Accountants
Jubilee House
Duncan Close
Moulton Park
Northampton
NN3 6WL

Dear Sirs

I, as Managing Director of United Breweries (Holdings) Limited, the ultimate holding company of Kingfisher Beer Europe Limited, confirm the following:

- That we are prepared to provide continuing financial support purely on a need based structure to support Kingfisher Beer Europe Limited to continue as a going concern for the foreseeable future subject to complying with Exchange Control / other Regulatory Statutes as may be applicable in this regard
- That we will provide financial assistance as may be required to enable Kingfisher Beer Europe Limited to meet its financial obligations as and when they fall due
- That United Breweries (Holdings) Limited has the requisite financial resources and that this support will continue for a minimum of 12 months from the date of the signing of the audit report.

For and on behalf of the Board

A.Harish Bhat
Managing Director

"UB Tower", Level 12, 14 & 15, UB City, # 24, Vittal Mallya Road, Bangalore - 560 001.
Tel : 91-80-2227 2808, 2227 5809, 3985 6000, Fax : 91-80-2227 4890, Website : www.theubgroup.com

UB GROUP